Trancript of
                       Patriot Transportation Holding, Inc.
                        Second Quarter 2019 Earnings Call
                                   May 1, 2019


Participants
	Robert Sandlin - CEO
	Matt McNulty - CFO
	John Klopfenstein - CAO

Analysts
	Dorsey Farr - KDHB V Capital Management


Presentation

	Operator
	--------
	Good day, ladies and gentlemen, and welcome to the Patriot Transportation Second Quarter 2019 Earnings Conference Call. All lines have been placed in a listen-only mode and the floor will be open for your questions and comments following the presentation. [Operator instructions].

	At this time, it is my pleasure to turn the floor over to your host for today, Mr. Rob Sandlin, CEO of Patriot Transportation. Sir, the floor is yours.

	Robert Sandlin - CEO
	--------------------
	Thank you. Good afternoon and thank you all for being on the call today, and for your interest in Patriot Transportation. I am Rob Sandlin, CEO of Patriot Transportation and with me today are Matt McNulty, our Chief Financial Officer, and John Klopfenstein, our CAO.

	Before we get into our results, let me caution you that any statements made during this call that relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated by such forward-looking statements. Additional information regarding these and other risk factors and uncertainties may be found in the company's filings with the Securities and Exchange Commission.

	Now, for our second quarter results. Total revenue for the quarter decreased $971,000 to $27,008,000 while our transportation revenue decreased by $839,000 on 379,000 less miles. The decrease in miles was primarily due to one of our customers moving their private fleet into one of our markets and the closure of our Spartanburg, South Carolina satellite location. Due to the changes in our mix of business over the past year, our average haul length has increased, however our revenue per mile has increased $0.02 per mile versus last year's quarter due to rate increases.

	Fuel surcharge revenue for the quarter decreased as fuel prices declined during the quarter. Compensation and benefits decreased by $191,000 mainly due to lower company miles and an increased number of owner operators. Depreciation expense decreased by $247,000 as we right-sized our fleet and placed 23 full service lease trucks in certain markets where we do not have maintenance facilities.

                                                                   Trancript:
                                         Patriot Transportation Holding, Inc.
                                            Second Quarter 2019 Earnings Call
                                                                  May 1, 2019

	While we have effectively right-sized the fleet, we will continue to monitor the driver-to-truck ratio to continue to improve our utilization and revenue per truck. Insurance and losses decreased $1,167,000 quarter-over-quarter mainly due to the settlement of prior year risk claims and lower health claims. The gain on disposition of assets increased this quarter due primarily to a gain of $247,000 on insurance settlement for hurricane damage and losses sustained at our Panama City, Florida location earlier this fiscal year.

	We continued to be challenged during the quarter with driver hiring, training and retention related costs, which is reflected in driver pay, operating expenses and SG&A. Net income for the quarter was $289,000 compared to a net loss of $188,000 during the last year's quarter while operating profit was $293,000 compared to an operating loss of $292,000.

	Now, for our year-to-date results. Total revenue for the first two quarters of fiscal 2019 were down $818,000 from the same period last year and transportation revenues were down $1,429,000 on 354,000 [ph] less miles. Net fuel expense decreased by $757,000 due to fewer miles and higher fuel surcharges in the early part of the period. Our revenue and tire expense increased due to more high-dollar repairs in the expensing of prepaid tires related to increased tractor and trailer purchases.

	We continued to right-size our fleet thus depreciation expense decreased $607,000. SG&A increased due to our continued upgrade to our information technology systems and higher payroll related to driver pay and retention efforts. Gains on disposition of assets increased primarily due to the sale of our Ocoee, Florida property and the hurricane insurance gains mentioned earlier.

	Operating profits for the six months were $1,400,000 compared to $452,000 last year. As a result, net income for the period was $1,773,000 including $634,000 of gain on real estate sales compared to $3,404,000. The first six months of 2018 net income included $3,041,000 due to a deferred tax benefit from the Tax Cuts and Jobs Act of 2017.

	Summary and outlook. A shortage of qualified driver applicants and the related driver turnover continue to be a huge challenge for our industry. During the first half of the year, we were able to increase the number of drivers in training over last year's quarter in large part due to the implementation of our productivity-based minimum driver pay in all of our terminals during the fourth quarter of fiscal 2018.

	We have not seen an improvement in our retention rate as the first year turn of new drivers continue. We will continue to monitor the results on new hires and driver retention, and we'll continue to make some adjustments to our plan in the future. We sold an excess parcel of land in Ocoee, Florida for $1,268,000 which benefitted our operating profit in the first quarter, increased our cash and reduced capital employed.

	While the first quarter was negatively impacted by health costs, mainly due to one large claim, our management team implemented changes to our wellness plan and specialty drug plan which produced lower costs in the second quarter. We anticipate these two initiatives to continue producing a savings for us into the future. While safety results for the year are varied, we did see an improvement in our preventable accident frequency during the quarter and experienced lower risk costs as we closed prior year claims.

	We will continue to focus on improving our safety results as the industry continues to see increased cost of risk insurance. Our management is reviewing the use of front and rear-facing onboard cameras and will likely make a vendor decision and start testing during the second half of our year. Demand for our services is still high and we continue to evaluate new and current business based on price, and efficiency of the daily operation.

                                                                   Trancript:
                                         Patriot Transportation Holding, Inc.
                                            Second Quarter 2019 Earnings Call
                                                                  May 1, 2019

	We continue to see the improvement in our ability to gain price increases more in line with our expectations. In October, the eye of hurricane Michael passed over our Panama City terminal, creating significant damage to our terminal buildings. We have nearly completed the repairs. Our staff has moved back into the office and we will finish the repairs to the rest of the facility during the second half of the year.

	We certainly lost some profit during the first quarter due to the hurricane, but we are back to our normal operations and we settled with the insurance company during the quarter with a gain. After the close of the second quarter, management announced that we will close our Charlotte, North Carolina terminal. We have not been successful growing this business due to a very difficult driver market, which elevated the cost to operate and the pricing in this market did not allow for a return on our investment.

	We will focus our management energy on other terminals after exiting Charlotte in late May. We appreciate the effort of our local management and employees and are working with some of our drivers on other hauling opportunities as we transition out of the market. Management is also evaluating the cost of maintenance on our oldest trucks in the fleet and will determine if it is prudent to invest a portion of our cash to expedite the replacement of tractors to take advantage of lower maintenance cost and improved fuel economy while lowering the average age of our fleet.

	The bottom line operating results were not up to our expectations, but we do see some positive momentum in several areas. The number of drivers in training improved, pricing of our business is improving, and our depreciation expense and equipment utilization has improved. The recent changes to our specialty drug and wellness plan have had a positive impact and we will make changes to other parts of our health plan during the second half of the year.

	Management expects all of our IT related system upgrades, including the move to a third-party cloud service provider to be fully implemented during this quarter after being delayed in the second quarter. We are confident that the strategic plan we have in place will lead to improved operating profit more in line with our expectations.

	Thank you again for your interest in our company and we will be happy to entertain any questions.

	Operator
	--------
	Thank you. [Operator instructions]. We have a question from Dorsey Farr at KDHB V Capital Management.

	Q: Hi, good afternoon. Thanks for taking questions. You referenced the current strategic plan and I was wondering if you could fill me in on when that plan was put in place? When was the last time you updated it?

	Robert Sandlin - CEO
	--------------------
	Dorsey, I'm sorry, where did you see that referenced, just to be sure I'm talking about the same thing?

	Q: The last sentence or two of your comments, you said we are confident in our strategic plan. I don't have the comments in front of me.

	Robert Sandlin - CEO
	--------------------
	Right, yes. Well, we are confident, and the strategic plan is a lot of the things that I mentioned in the summary and outlook. It is continuing to work on reducing cost, increasing our pricing, looking at things like I mentioned in the call about our possibly pulling for a replacement cycle of tractors to lower maintenance cost and fuel and such. Like we've said in the past, if a viable purchase opportunity comes along, we'll certainly continue to look at those.

                                                                   Trancript:
                                         Patriot Transportation Holding, Inc.
                                            Second Quarter 2019 Earnings Call
                                                                  May 1, 2019

	Q: That was kind of my question behind the question. A couple years back, your investor presentation positioned you as a rollup opportunity with a publicly traded equity you could use as currency and, at the time, new credit lines that were in place. To the best of my knowledge, you haven't executed any acquisitions in the last couple of years. Can you comment on what the market looks like right now? Is that still part of the strategic plan and you're just not seeing them or have those sorts of opportunities taken a back seat as you struggle with this churn in drivers and some of the other costs that you referenced?

	Robert Sandlin - CEO
	--------------------
	I think it'd be two things. I think your comments are on. We're trying to make sure, number 1: that we right the ship here and get our earnings back to where we would expect them to be, and as we do that, we continue to look at opportunities out there for acquisition, but we just haven't found anything that was the right fit at the right price, either for us or for the seller. Both of those things are things that we continue to do.

	Q: Would the closing of the Charlotte terminal, is that a step in the other direction? If you were to do acquisitions, is there a particular geographic area that is more or less appealing? I'm not trying to get you to name a name on anything. What would acquisitions do for you?
	I mean, you're buying business and they get you into other areas that you're not currently in, so when I see you pull away from a market, it makes me question that part of the strategy, if that's still viable.

	Matt McNulty - CFO
	------------------
	Yes, and I think that in this business, it's extremely market-specific as to the conditions, so leaving Charlotte doesn't mean there aren't other markets that we could get into that are like most of our other markets we're in, where we are making acceptable returns. It's really very market-specific, it's based on pricing, it's based on the ability to hire drivers right now, so Charlotte was not favorable on either of those fronts and we made the decision to focus our efforts elsewhere.

	Robert Sandlin - CEO
	--------------------
	Dorsey, that was Matt.

	Matt McNulty - CFO
	------------------
	I'm sorry.

	Q: Yes, yes, thanks. So, you don't see change in the fragmentation of the industry in the last couple of years that is causing that. You're just not seeing the opportunities at the price that you would be willing to pay. Is that fair to say?

	Robert Sandlin - CEO
	--------------------
	I would say that's fair and I think it's also fair to say that buying some of these companies at prices they would sell at is a challenge. The margins some of these folks are making doesn't warrant a decent acquisition price.

	Q: Would closing the Charlotte terminal, does that lead to an eventual land sale in Charlotte as well?

	Robert Sandlin - CEO
	--------------------
	No. We were leasing in Charlotte, so that was a pretty clean exit for us and allows us to redistribute those assets and then possibly even sell off some older equipment.

	Q: Okay. Thanks for taking the questions.

                                                                   Trancript:
                                         Patriot Transportation Holding, Inc.
                                            Second Quarter 2019 Earnings Call
                                                                  May 1, 2019

	Robert Sandlin - CEO
	--------------------
	Great. Thank you. Thanks for your interest.

	Operator
	--------
	[Operator instructions]. Gentlemen, we have no other questions signaled.

	Robert Sandlin - CEO
	--------------------
	Great. Thank you. Thank you for your interest in Patriot
	Transportation and have a good day.